Exhibit 99.2

SMARTVIDEO (TM) d/b/a UVUMOBILE(TM) ANNOUNCES COMMENCEMENT OF AN OFFER TO AMEND AND EXCHANGE OUTSTANDING WARRANTS

Warrantholders are given the opportunity to exercise their warrants at a significantly reduced exercise price

ATLANTA (Business Wire) - March 9, 2007 - SmartVideo(TM) Technologies, Inc. (OTCBB: SMVD.OB) today announced the commencement of its offer to eligible warrantholders to amend and exchange certain of its outstanding warrants. The offer provides holders of certain eligible warrants the opportunity to voluntarily amend and immediately exercise any or all of their warrants for a significantly reduced exercise price by either paying the reduced exercise price in cash or by tendering a specified number of warrants in exchange for each share of common stock being purchased. This is a one-time offer and the amendments to the warrants are only valid during the period the offer remains open.

The Company has a significant number of shares of its common stock subject to outstanding warrants. It believes that, by offering holders the opportunity to exercise their warrants at a price significantly below the exercise prices currently applicable to these warrants, it may be able to positively improve the dilutive effect of its outstanding warrants which, in turn, would enhance its efforts to attract new financing which is needed to fund operating expenses and grow its business.

“We are currently in negotiations with potential partners regarding a strategic investment in a range of $2 - $5 million to support, among other things, further development and deployment of our proprietary mobile platform, Mobilecasting(TM). This new platform delivers innovative, interactive audio and video-based wireless applications and combines groundbreaking technology, robust content, integrated community and mobile commerce features to deliver an exciting and interactive consumer experience,” said David Ross, President and Interim CEO of uVuMobile(TM). “Our first application on this platform is called uVuRadio(TM) and is a new mobile subscription service that we believe is poised to change how radio listeners experience their favorite local radio stations and nationally syndicated programs.”

Full details of the terms and condition of the Company’s offer to its warrantholders is set forth in its Tender Offer Statement on Schedule TO filed today with the Securities and Exchange Commission and mailed to each holder of outstanding warrants eligible to participate in this offer. Consummation of this offer, which will expire April 6, 2007 unless the Company elects to extend it, is subject to various conditions as described in the Tender Offer Statement and other documents on file with the Securities and Exchange Commission.

This announcement is not an offer to purchase nor a solicitation of an offer to purchase with respect to any securities. The offer is made solely by, and subject to the terms and conditions set forth in, the Tender Offer Statement and related documents, each of which should be read carefully before making any decision with respect to this offer because they contain important information. The Tender Offer Statement and related offer documents filed with the Securities and Exchange Commission are available at no charge at the Securities and Exchange Commission’s website at http://www.sec.gov.

About smarTVideo(TM) Technologies, Inc. d/b/a uVuMobileTM

In implementing its vision for doing business in the mobile marketplace, the Company plans to offer entertainment brands, carriers, developers, aggregators, distribution partners and other players in the mobile value chain, a full suite of products and platforms including backend media hosting, application development, mobile marketing, messaging, content aggregation, billing, advertising and other services directed towards the mobile business-to-business market.

Capitalizing on the ever-increasing demand by consumers for personalized and interactive entertainment, the Company also enables consumers to obtain their entertainment and media anywhere, anytime to select media-enabled devices with the smarTVideo(TM) subscription service. For additional information, please visit http://www.uVuMobile.com or http://www.smartvideo.com.

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Except for financial information contained in this press release, the matters discussed may consist of forward-looking statements under the Private Securities Litigation Reform Act of 1995. The accuracy of the forward-looking statements, including statements regarding future events or the future financial performance of our company, is necessarily subject to a number of risks and other factors which could cause the actual results to differ materially from those contained in the forward-looking statements. Among such factors including those discussed above are: general business and economic conditions; customer acceptance of and demand for our products; our overall ability to design, test, and introduce new products on a timely basis; and the risk factors listed from time to time in documents on file with the SEC. When used in this release, the words "believes," "estimates," "plans," "expects," "should," "will," "may," "might," "anticipates" or similar expressions as they relate to the company, or its management, are intended to identify forward-looking statements. We, from time to time, become aware of rumors concerning our company or our business. As a matter of policy, we do not comment on rumors. Investors are cautioned that in this age of instant communication and Internet access, it may be important to avoid relying on rumors and unsubstantiated information regarding our company. We comply with federal and state law applicable to disclosure of information concerning our company. Investors may be at significant risk in relying on unsubstantiated information from other sources.